Exhibit 99.1

February 29, 2012	FOR IMMEDIATE RELEASE

RAYMOND JAMES ANNOUNCES PRICING

OF PUBLIC OFFERING OF SENIOR NOTES

ST. PETERSBURG, Fla. – Raymond James Financial, Inc. (NYSE-RJF) today announced the pricing of its previously announced registered underwritten public offering of $350,000,000 in aggregate principal amount of its 6.90% senior notes due 2042 at a public offering price of 100% of the principal amount. Raymond James will pay interest on the notes quarterly on March 15, June 15, September 15 and December 15, beginning on June 15, 2012. Raymond James has also granted the underwriters a 30-day option to purchase up to an additional $52,500,000 in aggregate principal amount of notes to cover overallotments, if any. The net proceeds of the offering are expected to be used for payment of a portion of the purchase price of the Morgan Keegan acquisition which is expected to close in April 2012. The remaining portion of the purchase price will be funded using cash on hand, the net proceeds from the recently completed public offering of 11,075,000 shares of common stock and the net proceeds from one or more anticipated public offerings of senior debt securities and, only if needed, borrowings under a bridge facility.

J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Raymond James & Associates, Inc. acted as joint-book running managers for the offering. The public offering is being made by means of a prospectus supplement. Raymond James has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC’s website, at www.sec.gov. Alternatively, the issuer, underwriter or any dealer participating in the offering will arrange to send you the relevant prospectus if you request it from J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk, or by calling 1-212-834-4533, from Citigroup Global Markets Inc., Attention: Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220, or by calling 1-877-858-5407, or from Raymond James & Associates, Inc. by calling 1-800-248-8863. A copy of the preliminary prospectus supplement may also be obtained at no charge at the SEC’s website, at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Raymond James Financial, Inc.

Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three principal wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd. have approximately 5,400 financial advisors serving 2 million accounts in 2,400 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately $270 billion, of which approximately $35 billion are managed by the firm’s asset management subsidiaries.

Forward-Looking Statements

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding management expectations, strategic objectives, business prospects, anticipated expense savings, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements, due to a number of factors, which include, but are not limited to, the possibility that regulatory and other approvals and conditions to the Morgan Keegan acquisition are not received or satisfied on a timely basis or at all, the possibility that modifications to the terms of the Morgan Keegan acquisition may be required to obtain or satisfy such approvals or conditions, changes in the anticipated timing for closing the Morgan Keegan acquisition, difficulty integrating Raymond James’ and Morgan Keegan’s businesses or realizing the projected benefits of the acquisition, the inability to sustain revenue and earnings growth, changes in the capital markets, diversion of management time on acquisition related issues, and other risk factors discussed in documents filed by Raymond James with the Securities and Exchange Commission from time to time, including Raymond James’ 2011 Annual Report on Form 10-K and the prospectus supplement for the offering to which this press release relates, which are available on raymondjames.com and sec.gov. Any forward-looking statement speaks only as of the date on which that statement is made. Raymond James will not update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

For more information, please contact Steve Hollister at 727-567-2824.

Please visit the Raymond James Press Center at raymondjames.com/media.